UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 6, 2019

AMMO, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-13101	83-1950534
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

7681 E. Gray Rd.

Scottsdale, Arizona 85260

(Address of principal executive offices)

480-947-0001

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	POWW	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

AMMO, INC.

Form 8-K

Current Report

ITEM 5.07 Submission of Matters to a Vote of Security Holders

On December 6, 2019, the Company held its 2019 Annual Meeting of Shareholders. The results of the votes by our shareholders on the proposals are set forth below:

Proposal I – Election of Directors

The following individuals were elected by our shareholders to serve on the Company’s Board of Directors until the next annual meeting of shareholders and until their respective successors have been duly elected and qualified. The voting results are as follows:

	For	Against	Abstain	Broker Non-Votes

Fred W. Wagenhals	22,545,329	677,444	5,148	-
Robert J. Goodmanson	22,465,115	715,346	47,460	-
Randy E. Luth	22,577,624	644,049	6,248	-
Russell William Wallace, Jr.	22,731,511	448,950	47,460	-
Harry S. Markley	22,982,874	197,587	47,460	-

Proposal II – Approval on an Advisory Basis of the Compensation of Named Executive Officers

The Company’s shareholders voted to approve, on an advisory basis, the compensation of named executive officers. The voting results are as follows:

For	Against	Abstain	Broker Non-Votes

22,448,680	716,982	62,259	-

Proposal III – Approval on an Advisory Basis of the Frequency of Future Advisory Votes on the Compensation of our Named Executive Officers

The Company’s shareholders voted to select, on an advisory basis, a frequency of three years for conducting future stockholder advisory votes on named executive officer compensation. The voting results are as follows:

3 Years	2 Years	1 Year	Abstain	Broker Non-Votes

20,169,830	1,036,804	1,377,719	643,568	-

The Company plans to hold vote on the frequency of the approval on an advisory basis of the compensation of named executive officers every three years, consistent with the advisory vote results above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 11, 2019	AMMO, INC.

	By:	/s/ Fred W. Wagenhals
Fred W. Wagenhals
Chief Executive Officer